                                  JUNE 9, 2003


                           UBS FINANCIAL SERVICES INC.

                             UNIT INVESTMENT TRUSTS

                                 CODE OF ETHICS

SECTION 1. INTRODUCTION.

         This Code of Ethics ("Code") is required under Rule 17j-1 of the Investment Company Act of 1940 ("1940 Act"), and is intended to provide guidance to the employees ("Employees") of the UBS Financial Services Inc. ("UBS Financial Services") Equity Division who have designated duties and responsibilities for the Unit Investment Trusts ("Trusts") sponsored or underwritten by UBS Financial Services in connection with their personal securities transactions.

         The Code is not intended to discourage personal securities investments or sound personal investment programs on the part of Employees who are subject to the Code. Rather, the Code sets out prohibitions, and provides procedures and guidance to ensure that securities trading (including options and futures transactions) meets the requirements of Rule 17j-1 and does not involve conflicts of interest with the Trusts and unitholders. It also requires initial, quarterly and annual reporting of securities transactions and holdings by Employees and their Related Persons, as defined in Section 3 below. The Code should be read carefully, and consulted when an Employee or member of his or her household is considering the purchase, sale or transfer of any personal investment. It is each Employee's obligation to comply with the Code, and to follow up with his or her manager or the Compliance Department if necessary.

         Please note that, in addition to the Code, Employees are required to have a reasonable understanding of and observe the policies of UBS Financial Services that are designed to ensure compliance with applicable federal and state laws, including, but not limited to, the rules of the Securities and Exchange Commission and various self-regulatory organizations which may govern all of UBS Financial Services' employees' activities. Employees are reminded that they must also comply with all of UBS Financial Services' policies relating to business conduct, including prohibitions against trading on inside information generally, and as set forth in the UBS Financial Services Code of Conduct and the UBS Financial Services Group Policies and Procedures Regarding Inside and Proprietary Information, the Chinese Wall, and Personal Trading. These policies are, in many instances, more restrictive than this Code.

         Violations of the Code may result in sanctions, including dismissal, and even personal liability. Each Employee of the UIT Department will be given a copy of the Code when he or she commences employment and annually thereafter, and each time will be asked to sign a statement that he or she has received and read the Code, and that he or she agrees to report all holdings of securities and all personal securities transactions as may be required by the Code and as may be required by UBS Financial Services policies. Any person encountering evidence of activity that may violate applicable statutes or regulations or provisions of the Code should promptly report such evidence to UBS Financial Services Compliance. Any Employee who has any questions regarding any aspect of the Code should speak to his or her manager, the Equity Division Business Manager (who has responsibility for the Trusts), UBS Financial Services Compliance, or the Compliance Department Help Desk: (201) 352-4964. In addition, employees may report unethical or unlawful behavior on a confidential basis through the UBS Financial Services Ethics hotline: (800) 320-4582, or to Human Resources: (201) 352-8148, or P.O. Box 3336, Upper Station, Hoboken, New Jersey 07030-9992.

SECTION 2. RULE 17J-1 REQUIREMENTS; ADOPTION OF CODE; APPROVAL OF DF UIT CODE.

(i) Prohibitions. Every Employee is obligated to evaluate personal trading, and that of his or her Related Persons (defined in Section 3 (xii)), against the following prohibitions of Rule 17j-1 under the 1940 Act, which makes it unlawful for any affiliated person or principal underwriter of any Trust sponsored or underwritten by UBS Financial Services in connection with that person's purchase or sale, directly or indirectly, of securities that are held or to be acquired by any Trust:

         (a)      to employ any device, scheme or artifice to defraud the Trust;

         (b) to make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

         (c) to engage in any act, transaction, practice or course of business which operates or would operate as a fraud or deceit on the Trust; or

         (d) to engage in any manipulative practice with respect to the Trust.

         Unlawful activities include insider trading or tipping, which occurs when a personal securities transaction occurs on the basis of, or while in possession of, material, non-public information. Information is considered material if it could reasonably affect the Employee's investment decision. Nonpublic information is that which is generally not available in the investment marketplace.

         Most of the Trusts invest in highly liquid, easily tradable securities and it is unlikely that Employee trading in the normal course would have any impact upon purchases or sales by a Trust. Therefore, UBS Financial Services is not imposing procedural trading restrictions at this time on Employees, other than the restrictions contained in the UBS Financial Services Code of Conduct and the pre-clearance authorization for certain securities transactions required under this Code for Employees and their Related Persons. However, all Employees should be guided by the principle that their trading, and the trading of their Related Persons, should not attempt to take advantage of any intended or actual purchase or sale of securities by a Trust. If post-trading


                                       -2-

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reviews and surveillance indicate that any Employee or Related Person has traded improperly, sanctions will be imposed under Section 7 of the Code.

(ii) Adoption of Code. In addition to the prohibitions noted above, Rule 17j-1 requires that the Trusts and the principal underwriter of the Trusts (a) adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons, known as "Access Persons," as defined below, from engaging in any of the conduct described above, and (b) use reasonable diligence and institute procedures necessary to prevent violations of such code. UBS Financial Services and the Trusts have adopted this Code to meet Rule 17j-1's requirements. In addition, UBS Financial Services and the Trusts have elected to extend the pre-clearance and reporting requirements of Rule 17j-1 to all Employees, as defined below, including Non-Access Persons.

(iii) Approval of DF Code. Also, as required under Rule 17j-1, UBS Financial Services has approved the UIT Code of Ethics for the Defined Asset Funds Unit Investment Trust ("DF UIT") which has been adopted by Merrill Lynch Pierce Fenner & Smith Inc. as principal underwriter of the DF UIT. UBS Financial Services has been a sponsor and selected dealer of the DF UIT. Although no new DF UITs are being offered, UBS Financial Services clients continue to hold units of existing DF UITs. The UBS Financial Services Code incorporates the minimum standards of the DF UIT Code, as well as other provisions designed to prevent Employees from engaging in fraudulent or manipulative conduct. A copy of the DF UIT Code of Ethics is available from the Equity Division Business Manager, or UBS Financial Services Compliance.

SECTION 3. DEFINITIONS.

This Code uses certain defined terms, as explained in the text or in this Section.

(i) The term "Access Person" includes (a) any Employee (as defined below) of UBS Financial Services who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of a security by or for the account of any Trust or any accumulation account for any Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to any Trust regarding the purchases or sale of securities and (b) any Employee of UBS Financial Services who, in connection with his or her regular function or duties, obtains information regarding the purchase or sale of a security by or for the account of any Trust or any accumulation account for any Trust.

(ii)     A "Non-Access Person" is any Employee other than an Access Person.

(iii) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


                                       -3-

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(iv)     "Beneficial ownership" of, or "beneficial interest" in, a security shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. This means that an Employee is a beneficial owner of any securities in which he or she has a direct or indirect financial interest. In addition, an Employee is a beneficial owner of securities held by his or her immediate family sharing the same household, or any other person by reason of any contract, arrangement or understanding that provides him or her with sole or shared voting or investment power over the security. Immediate family includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and also includes adoptive relationships.

(v) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership by any person of 25% or more of a company's voting securities is presumed to give the holder of those securities control of the company. A person who owns less than 25% of the voting securities of a company is presumed not to control the company. Either of these two presumptions may be overcome by the facts and circumstances of the particular situation. For purposes of this definition, control of a company includes control of (a) a corporation, partnership, association, joint-stock company, trust, fund or any organized group of persons, whether incorporated or not; (b) a receiver, trustee in a case under Title 11 of the United States Code or similar official or any liquidating agent for any of the foregoing, in his or her capacity as such; or (c) any account that invests in securities.

(vi) "Covered Securities" means all securities except direct U.S. Government obligations, bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, repurchase agreements and shares of open-end mutual funds.

(vii) "Employee" means any UBS Financial Services officer or employee within the Equity Division who has designated duties and responsibilities for the Trusts, including Access and Non-Access Persons.

(viii) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (other than securities issues by an open-end management company or units issues by a unit investment trust registered under the Investment Company Act of 1940), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(ix) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) thereof or pursuant to Rule 504,




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


         Rule 505 or Rule 506 promulgated thereunder. It generally includes private general and limited partnerships, private placements and hedge funds.

(x) "Purchase" or "sale" of a security means any acquisition or disposition of a security and includes, among other things, (a) the buying or writing of an option to purchase or sell a security or (b) an indirect purchase or sale by a person through a partnership, personal holding company or trust account over which such person has investment control or holds a beneficial interest, or by any member of the person's immediate family (as defined in (iii) above) sharing the same household.

(xi) "Pre-clearance Officer" means the Equity Division Business Manager for all Employees except the Equity Division Business Manager, and means the Equity Division Director for the Equity Division Business Manager.

(xii) "Related Person" means a member of an Employee's immediate family sharing the same household, if the Employee contributes to the person's financial support, including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and also includes adoptive relationships.

(xiii) The term "security" means any note, stock, treasury security, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(xiv) "Trusts" means the unit investment trusts sponsored or underwritten by UBS Financial Services, as principal underwriter.

SECTION 4. PROCEDURES RELATING TO SECURITIES TRANSACTIONS OF EMPLOYEES.

         This Section 4 relates to the substantive restrictions on Covered Securities transactions of Employees and their Related Persons.

(i) Exempted Transactions. The requirements of Section 4 (ii) shall not apply to the following transactions:


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

         (a) A purchase or sale of securities effected in any account over which the Employee or Related Person has no direct or indirect influence or control or beneficial interest.

         (b) A purchase or sale of securities which are not eligible for purchase or sale by any of the Trusts.

         (c) A purchase or sale of securities which is non-volitional on the part of the Employee or Related Person; for example, a purchase or sale effected by an investment manager for a pension or retirement plan (other than an individual retirement account) in which an Employee or Related Person is a beneficiary.

         (d) Transactions in the (e.g., mutual funds or other pooled vehicles) UBS Financial Services Savings Investment Plan, or pooled investment options in an outside 401(k) retirement plan with a previous employer or established by a Related Person.

         (e) Purchases which are made through an automatic dividend reinvestment plan.

         (f) Acquisition of securities through certain corporate actions, such as stock dividends, stock splits, reverse stock splits, mergers, considerations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

         (g) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

         (h) Purchases and sales of open-end mutual funds registered under the 1940 Act, including money market funds and funds sponsored by UBS Financial Services or its affiliates.

         (i) Purchases and sales of unit investment trusts other than Trusts sponsored by UBS Financial Services.

         (j)      U.S. government issued securities.

         (k) Purchases and sales of UBS Financial Services Trusts with 30 or more portfolio securities as of the initial date of deposit.

         (l) Transactions occurring in the process of rolling over a Trust into a successor Trust series, resulting in a sell and a buy transaction of Trust units.

         (m)      Municipal Securities of up to $100,000 face value.

         (n)      Money market investments, including
                 (1) bankers acceptances
                 (2) bank certificates of deposit
                 (3) commercial paper
                 (4) repurchase agreements.

(ii) Restrictions on Personal Securities Transactions. The following procedures apply to every Employee and his or her Related Persons:

         (a) Every Employee and Related Person must have each transaction in a Covered Security not exempt under Section 4(i) above pre-authorized in writing, by completing a Trade Authorization Request Form, attached as Appendix 1, and submitting the completed form to his or her designated Pre-clearance Officer. Forms may be submitted by fax to the Pre-clearance Officer. Purchase of securities offered in an Initial Public Offering or Limited Offering must also be reviewed and pre-authorized by the Compliance Department. Note that UBS Financial Services employee participation in "hot issues" is restricted by NASD rules, and that Limited Offerings are independently subject to Compliance Department approval under the UBS Financial Services Code of Conduct.

         (b) After receiving the completed Trade Authorization Request Form, the Pre-clearance Officer will review the information and, as soon as practicable (generally within 24 hours), determine whether to authorize the proposed transaction. The authorization and date and time of the authorization must be reflected on the Trade Authorization Request Form. Pre-clearance authorization is valid until the next business day's regular closing of the relevant market.

         (c) In the absence of the Pre-clearance Officer, pre-clearance forms should be directed to one of the officer's designees, or, if the designee is unavailable, to UBS Financial Services Compliance.

         (D) NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRE-AUTHORIZATION IS SOUGHT MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION SHOWING THE DATE AND TIME OF THE REQUIRED AUTHORIZATION. IN SOME CASES, TRADES MAY BE REJECTED FOR A REASON THAT IS CONFIDENTIAL. UBS FINANCIAL SERVICES IS NOT REQUIRED TO GIVE ANY EXPLANATION FOR REFUSING TO AUTHORIZE A SECURITIES TRANSACTION.

SECTION 5.  TRADE MONITORING; REPORTING BY EMPLOYEES.

(i) Post-Trade Reviews. The Equity Division Business Manager reviews the securities trades of all Employees and Related Persons as required by the UBS Financial Services Code of Ethics and in order to monitor compliance with this Code. Trades of the Equity Division Business Manager are reviewed by the Equity Division Director. In addition, UBS Financial Services Compliance performs reviews and surveillance of all UBS Financial Services employee trading to monitor compliance with firm policies.

(ii) In addition to obtaining pre-authorization of securities transactions as provided in Section 4(ii), each Employee must provide the reports described below for the Employee and his or her Related Persons.

         (a)      Initial Holdings Reports.
                  ------------------------

                  No later than 10 days after a person becomes an Employee, the Employee must provide the Equity Division Business Manager with an Initial Holdings Report containing the following information: (1) the title, number of shares and principal amount of each Covered Security in which the Employee or Related Person had any direct or indirect beneficial ownership when the person became an Employee; (2) the name of any broker, dealer or bank with whom the Employee or Related Person maintained an account in which any securities were held for the direct or indirect benefit of the Employee as of the date the person became an Employee; and (3) the date that the Report is submitted by the Employee. The Equity Division Business Manager must provide an Initial Holdings Report to their supervisor. The Report may reference UBS Financial Services' current records with regard to the Employee's and Related Persons' accounts and securities holdings and certify that they are current and up-to-date without providing the required details.

         (b)      Quarterly Transaction Reports.
                  -----------------------------

                  General Rule: No later than 10 days after the end of a calendar quarter, the Employee must provide to the Equity Division Business Manager a Quarterly Transaction Report containing the following information:

                  (1) With respect to any transaction during the quarter in a security in which the Employee or Related Persons had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved; (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (C) the price of the security at which the transaction was effected; (D) the name of


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


                           the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted.

                  (2) With respect to any account established by the Employee or a Related Person in which any securities were held during the quarter for the direct or indirect benefit of the Employee: (A) the name of the broker, dealer or bank with whom the Employee or Related Person established the account; (B) the date the account was established; and (C) the date that the report is submitted.

                  (3) The Equity Division Business Manager must provide a Quarterly Transaction Report to the Equity Division Director.

                  (4) Employees are not required to file quarterly reports if such reports would duplicate all required information which is otherwise contained in the broker trade confirmations, account statements, outside account requests and approvals or other records of the Employees and Related Persons submitted to the Equity Division Business Manager, supervisors and UBS Financial Services Compliance.

         (c) Annual Holdings Reports. Annually, the Employee must provide the Equity Division Business Manager with an Annual Holdings Report containing the following information (which information must be current as of a date no more than 30 days prior to the date that the report is submitted): (1) the title, number of shares and principal amount of each Covered Security in which the Employee or Related Person had a direct or indirect Beneficial Ownership; (2) the name of any broker, dealer or bank with whom the Employee maintains an account in which Covered Securities are held for the direct or indirect benefit of the Employee or Related Person; and (3) the date that the report is submitted. The Equity Division Business Manager must provide an Annual Holdings Report to the Equity Division Director. The Report may reference UBS Financial Services' current records with regard to the Employee's and Related Persons' accounts and securities holdings and certify that they are current and up-to-date without providing the required details. Employees are not required to file annual reports if such reports would duplicate all required information which is otherwise contained in the broker trade confirmations, account statements, outside account requests and approvals or other records of the Employees and Related Persons submitted to the Equity Division Business Manager, supervisors and UBS Financial Services Compliance.

         (d) Disclaimer of Beneficial Ownership. Any report required by this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

SECTION 6. EXCEPTIONS.

         The Equity Division Business Manager or UBS Financial Services Compliance may, upon a written demonstration of hardship or other significant factors, permit exceptions on a case-by-case basis, which shall be in writing, to the prohibitions and restrictions contained in this Code. Such exceptions shall only be valid if provided in writing by UBS Financial Services Compliance. Any exception sought by the Equity Division Business Manager must be approved by the Equity Division Director or UBS Financial Services Compliance.

SECTION 7. SANCTIONS.

         If, in consultation with the Equity Division Business Manager or UBS Financial Services Compliance, the Equity Division Director determines that an Employee has violated this Code, UBS Financial Services may impose sanctions and take other actions it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, fine, suspension of employment (with or without compensation), civil referral to the Securities and Exchange Commission, criminal referral and termination of employment for cause.

         As part of any sanction, UBS Financial Services may require the Employee to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Depending on the nature and size of the transaction, UBS Financial Services may elect to absorb any loss, but is not obligated to do so.

SECTION 8. REVIEW OF CODE.

         UBS Financial Services Compliance shall prepare an annual report relating to this Code for submission to the Equity Division Business Manager, and such report shall summarize existing procedures concerning personal investing and any changes in the procedures made during the past year, identify any violations requiring significant remedial action during the past year, and identify any recommended changes in the existing restrictions or procedures based upon the experience of UBS Financial Services under the Code, evolving industry practices or developments in applicable laws or regulations.

SECTION 9. RECORDKEEPING REQUIREMENTS.

         This Code of Ethics and any amendments hereto, a copy of each Trade Authorization Request Form, reports required under Section 5 hereof, written reports relating to interpretations or violations of this Code and actions taken in respect thereof and all lists of Employees required to make reports pursuant to this Code, shall be preserved with records in accordance with the requirements of Rule 17j-1 of the 1940 Act.

The Equity Division Business Manager shall be responsible for maintaining the following records:

         (a) A copy of the Code currently in effect and any versions of the Code in effect at any time within the past five years, as well as a copy of all codes of ethics for any Trust sponsored or co-sponsored by UBS Financial Services and any version of the codes in effect within the past five years, maintained in an easily accessible place;

         (b) A record of any violations of the Code, and of any action taken as a result of the violation, maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

         (c) A copy of each (1) Employee transaction and account statements, (2) Employee Securities Initial and Annual Holdings Report and (3) Quarterly Transaction Report made by an Employee, including any information provided in lieu of these reports, maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, and for the first two years in an easily accessible place;

         (d) A record of all persons, currently or within the past five years, who are or were required to submit Employee Securities Holdings Reports or Quarterly Transaction Reports, or who are or were responsible for reviewing these reports, maintained in an easily accessible place;

         (e) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities issued in an Initial Public Offering or Limited Offering by an Employee, maintained for at least five years after the end of the fiscal year in which the approval is granted; and

         (f) A copy of each Trade Authorization Form, maintained for at least five years after the end of the fiscal year in which the approval is granted.

         CODE OF ETHICS OF UBS FINANCIAL SERVICES UNIT INVESTMENT TRUSTS

                                                                      APPENDIX 1

To: Equity Division Business Manager ("Pre-clearance Officer"),(1) or an authorized designee
       Telephone:   (212) 713-2205
       Fax:         (212) 713-7970

          TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS, EMPLOYEES AND
                                 RELATED PERSONS

(1)   Name of Employee requesting authorization, and
      relevant account number:                              ____________________

(2)   If different than #1, name of the Related Person
      in whose account the trade will occur:                ____________________

(3)   Relationship of (2) to (1):                           ____________________

(4)   If the account is held at a firm other than
      UBS Financial Services, name the firm at which the
      account is held:                                      ____________________

(5)   Name of Security and number and amount
      of shares or units to be purchased or sold or
      amount of bond:                                       ____________________

(6)   Check those that are applicable:                      ___Purchase  ___Sale

     __Good to Close Order __Market Order __Limit Order __Price of Limit Order__

IF THE ANSWER TO ANY OF THE FOLLOWING QUESTIONS IS "YES," PRE-CLEARANCE, PRIOR TO AUTHORIZING A TRADE, SHOULD CONSULT WITH THE EQUITY DIVISION BUSINESS MANAGER AND/OR THE UBS FINANCIAL SERVICES COMPLIANCE DEPARTMENT:

(8)      Do you possess material nonpublic information
         regarding the security or the issuer of the security?     ___Yes  ___No
         (Employees are not permitted to acquire or sell securities when they possess material nonpublic information.)

(9)      To your knowledge, are there any outstanding purchase


--------------
(1) The Pre-clearance Officer for the Equity Division Business Manager is the Equity Division Director.

         or sell orders for this security or any equivalent
         security by any UBS Financial Services Unit Investment Trust
         or Defined Asset Funds Unit Investment Trust?             ___Yes  ___No

(10)     To your knowledge, are the securities or equivalent
         securities being considered for purchase or sale by a
         UBS Financial Services Unit Investment Trust or Defined Asset
         Fund?                                                     ___Yes  ___No

(11)     Are the securities being acquired in an Initial Public
         Offering? (Prior approval required by
         UBS Financial Services Compliance                         ___Yes  ___No

(12) Are the securities being acquired in a Limited Offering? ___Yes ___No (Prior approval required by UBS Financial Services Compliance.)

         I have read the Code of Ethics for the UBS Financial Services Unit Investment Trusts and believe that the proposed trade fully complies with the requirements of the Code.


-------------------------------                   ------------------------------
Employee Signature                                Date Submitted

-------------------------------
Print Name


                                  AUTHORIZATION


Authorized by:_____________________ at _____ a.m./p.m. on ________________ 200_
                   Signature


----------------------------------
Print Name and Title

Authorization is valid until the next business day's regular closing of the relevant market.

                  UBS FINANCIAL SERVICES UNIT INVESTMENT TRUSTS

                                 CODE OF ETHICS
                         INITIAL/ANNUAL HOLDINGS REPORT


NAME:    __________________ DEPT/GROUP:     __________________

TITLE:   __________________ TELEPHONE:      __________________

DATE:    __________________

1.       Do you maintain securities accounts with UBS Financial Services Inc.?

                              ____ YES         ____ NO

         If yes, provide the following information for all such accounts:

Type of                          Account                   Office(s)
Account(s)                       Number(s)                 Where Maintained


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Securities Owned:                           Quantity/Principal Amount:

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2.   Do you maintain securities accounts outside of UBS Financial Services Inc.:

                            ____ YES         ____ NO

     If yes, provide the following information for all such accounts:

Name of                    Type of          Name and                  Branch
Outside Firm(s)            Account(s)       Acct. Number(s)           Office(s)

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Securities Owned:                           Quantity/Principal Amount:

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You must obtain written authorization to establish or maintain an investment account with a firm other than UBS Financial Services.

Return this form to the UBS Financial Services Compliance Department.

I certify that this form includes the required information regarding all of my securities and securities accounts maintained with, or outside of, UBS Financial Services Inc.

Signature:     ________________________

Print Name:    ________________________

Date:          ________________________